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                     INVESTMENT ADVISORY CONTRACT SUPPLEMENT

                                 RBC FUNDS, INC.
                                3435 STELZER ROAD
                              COLUMBUS, OHIO 43219

Voyageur Asset Management Inc.
90 South Seventh Street, Suite 4300
Minneapolis, Minnesota 55402-4115

                          RE: RBC Large Cap Equity Fund

Dear Sirs:

      This will confirm the agreement between the undersigned (the "Company") and Voyageur Asset Management Inc. (the "Adviser") as follows:

      1. The Company is an open-end investment company organized as a Maryland corporation and consists of one or more separate investment portfolios as have been or may be established by the Directors of the Company from time to time. A separate series of shares of common stock of the Company, which may include one or more separate classes of shares, is offered to investors with respect to each investment portfolio. RBC Large Cap Equity Fund (the "Fund") is a separate investment portfolio of the Company.

      2. The Company and the Adviser have entered into a Master Investment Advisory Contract ("Master Advisory Contract") pursuant to which the Company has employed the Adviser to provide the services specified in that Contract and the Adviser has accepted such employment.

      3. As provided in paragraph 1 of the Master Advisory Contract, the Company hereby adopts the Master Advisory Contract with respect to the Fund and the Adviser hereby acknowledges that the Master Advisory Contract shall pertain to the Fund, the terms and conditions of such Master Advisory Contract being hereby incorporated herein by reference.

      4. The term "Fund" or "Funds" as used in the Master Advisory Contract shall for purposes of this Investment Advisory Contract Supplement (the "Supplement") pertain to the Fund.

      5. As provided in paragraph 6 of the Master Advisory Contract and subject to further conditions as set forth therein, the Company shall with respect to the Fund pay the Adviser, in arrears, a monthly fee on the first business day of each month at the annual rate of 0.70% of the Fund's average daily net assets (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share).

      6. This Supplement and the Master Advisory Contract (together, the "Contract"), having been approved as specified in paragraph 7(a) of the Master Advisory Contract, became effective with respect to the Fund on ___________, ____ and shall continue thereafter in effect with respect to the Fund for a period of more than two years from such date only so long as the continuance is specifically


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approved at least annually (a) by the vote of a majority of the outstanding voting securities of the Fund (as defined in the Investment Company Act of 1940 (the "1940 Act")) or by a majority of the Company's Board of Directors and (b) by the vote, cast in person at a meeting called for that purpose, of a majority of the Company's Directors who are not parties to this Contract or "interested persons" (as defined in the 1940 Act ) of any such party. This Contract may be terminated with respect to the Fund at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) or by a vote of a majority of the Company's entire Board of Directors on 60 days written notice to the Adviser or by the Adviser on 60 days written notice to the Company. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

      If the foregoing correctly sets forth the agreement between the Company and the Adviser, please so indicate by signing and returning to the Company the enclosed copy hereof.

                                          Very truly yours,

                                          RBC FUNDS, INC.



                                          By:
                                              ----------------------------
                                          Name:
                                                --------------------------
                                          Title:
                                                 -------------------------

ACCEPTED:

VOYAGEUR ASSET MANAGEMENT INC.

                                          Dated:
                                                 -------------------------

By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------



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